STOCK PURCHASE AGREEMENT


                                     by and among


                                 HPB ASSOCIATES, L.P.,

                                   ROBERT ADDINGTON,

                                    BRUCE ADDINGTON

                                          and

                                    LARRY ADDINGTON


                                 As of August 4, 1995

                               STOCK PURCHASE AGREEMENT


             AGREEMENT, dated as of August 4, 1995 (the "Agreement"), by and among HPB Associates, L.P., a Delaware limited partnership (the "Buyer"), Robert Addington, Bruce Addington and Larry Addington (Robert, Bruce and Larry Addington are known together as the "Sellers" or the "Addington Group").


                                 W I T N E S S E T H :

             WHEREAS, Robert Addington desires to sell to the Buyer and the Buyer desires to purchase from Robert Addington an aggregate of 500,000 shares of common stock, $.01 par value (the "ARI Common Stock"), of Addington Resources, Inc., a Delaware corporation ("ARI") currently owned by Robert Addington (the "Robert Addington Shares");

             WHEREAS, Bruce Addington desires to sell to the Buyer and the Buyer desires to purchase from Bruce Addington an aggregate of 500,000 shares of the ARI Common Stock currently owned by Bruce Addington (the "Bruce Addington Shares");

             WHEREAS, Larry Addington desires to sell to the Buyer and the Buyerdesires to purchase from Larry Addington an aggregate of 1,000,000 shares of the ARI Common Stock currently owned by Larry Addington (the "Larry Addington Shares", together with the "Robert Addington Shares" and the "Bruce Addington Shares", referred to as the "Shares");

             NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                       ARTICLE I
                            PURCHASE AND SALE OF THE SHARES

             Section 1.01. General. (a) On the terms and subject to the conditions set forth in Article IV of this Agreement, on the Initial Closing Date (as defined in Section 1.03), (a) Robert Addington agrees to sell, transfer, assign, convey and deliver to the Buyer, and the Buyer agrees to purchase, acquire and accept from Robert Addington 200,000 of the Robert Addington Shares (the "Initial Robert Addington Shares"), (b) Bruce Addington agrees to sell, transfer, assign, convey and deliver to the Buyer, and the Buyer agrees to purchase, acquire and accept from Bruce Addington 177,003 of the Bruce Addington Shares (the "Initial Bruce Addington Shares") and (c) Larry Addington agrees to sell, transfer, assign, convey and deliver to the Buyer, and the Buyer agrees topurchase, acquire and accept from Larry Addington 200,000 of the Larry Addington Shares (the "Initial Larry Addington Shares").

             (b)   On the terms and subject to the conditions set forth in
Article V of this Agreement, on the Subsequent Closing Date (as defined in
Section 1.03(b)), (a) Robert Addington agrees to sell, transfer, assign, convey and deliver to the Buyer, and the Buyer agrees to purchase, acquire and accept from Robert Addington 300,000 of the Robert Addington Shares (the "Subsequent Robert Addington Shares"), (b) Bruce Addington agrees to sell, transfer, assign, convey and deliver to the Buyer, and the Buyer agrees to purchase, acquire and accept from Bruce Addington 322,997 of the Bruce Addington Shares (the "Subsequent Bruce Addington Shares") and (c) Larry Addington agrees to sell, transfer, assign, convey and deliver to the Buyer, and the Buyer agrees to purchase, acquire and accept from Larry Addington 800,000 of the Larry Addington Shares (the "Subsequent Larry Addington Shares").

             Section 1.02. Purchase Price. (a) The consideration for the Robert Addington Shares shall be Nine Dollars ($9.00) per Share, subject to the purchase price adjustment provided in Section 1.02(d) (the "Robert Addington Purchase Price").

             (b) The consideration for the Bruce Addington Shares shall be Nine Dollars ($9.00) per Share, subject to the purchase price adjustment provided in Section 1.02(d) (the "Bruce Addington Purchase Price").

             (c) The consideration for the Larry Addington Shares shall be Nine Dollars ($9.00) per Share, subject to the purchase price adjustment provided in Section 1.02(d) (the "Larry Addington Purchase Price", known together with the Robert Addington Purchase Price and the Bruce Addington Purchase Price as the "Purchase Price").

             (d) The Purchase Price shall be subject to adjustment as follows: if, at any time, or times, during the term of this Agreement, the Buyer or its affiliates, general or limited partners dispose of any of the Shares and the consideration received by the Buyer or such affiliates, general or limited partners in connection with such disposition equals or exceeds $25.00 per Share, then the Purchase Price shall be increased by the product of $1.00 and the number of Shares so sold. The Buyer shall, concurrently with any such disposition of Shares, pay (or in the case of a disposition buy its affiliates, general or limited partners, cause to be paid), to Seller pro rata, based on the number of Shares sold by each of the Sellers pursuant to this Agreement, the amount of such increase in the Purchase Price. For purposes of this Section, (i) until the aggregate number of shares of ARI Common Stock disposed of by the Buyer or such affiliates, general or limited partners after the Subsequent Closing equals or exceeds 2,000,000, any disposition of ARI Common Stock shall be deemed to be a disposition of Shares;
(ii) any dispositions of ARI Common Stock following the disposition by the Buyer and its general and limited partners of ARI Common Stock in excess of 2,000,000 Shares shall not be deemed a disposition of Shares; and (iii) a distribution or assignment by the Buyer of ARI Common Stock to an affiliate of the Buyer or to any of its general or limited partners which is followed by a sale of ARI Common Stock by that affiliate or general or limited partner during the term of this Agreement, shall be deemed to be a sale of ARI Common Stock subject to the provisions of this Section 1.02(d) when the sale by such affiliate, general or limited partner occurs.

             Section 1.03. Closings and Payments of Purchase Price. (a) (i) The Robert Addington Purchase Price for the Initial Robert Addington Shares shall be paid in full by the Buyer to Robert Addington at a closing (the "Initial Closing") to be held on the date hereof (or at such other time as the Buyer and the Sellers may agree) (the "Initial Closing Date"), and (ii) the Robert Addington Purchase Price for the Subsequent Robert Addington Shares shall be paid in full by the Buyer to Robert Addington at a closing (the "Subsequent Closing") to be held on the fifth business day following the satisfaction of the conditions specified in Article V (or at such other time as the Buyer and the Sellers may agree) (the "Subsequent Closing Date"), in each case by wire transfer of immediately available funds by the Buyer to Robert Addington (or as directed by Robert Addington) and Robert Addington shall deliver to the Buyer the certificate or certificates representing the Initial Robert Addington Shares or the Subsequent Robert Addington Shares, as the case may be, free and clear of all liens, claims and encumbrances, together with stock powers duly endorsed by Robert Addington in form sufficient to permit registration of the shares in the name of the Buyer on the stock transfer books of ARI.

             (b)   (i)    The Bruce Addington Purchase Price for the Initial
Bruce Addington Shares shall be paid in full by the Buyer to Bruce Addington at the Initial Closing on the Initial Closing Date and (ii) the Bruce Addington Purchase Price for the Subsequent Bruce Addington Shares shall be paid in full at the Subsequent Closing on the Subsequent Closing Date, in each case, by wire transfer of immediately available funds by the Buyer to Bruce Addington (or as directed by Bruce Addington) and Bruce Addington shall deliver to the Buyer the certificate or certificates representing the Initial Bruce Addington Shares or the Subsequent Bruce Addington Shares, as the case may be, free and clear of all liens, claims and encumbrances, together with stock powers duly endorsed by Bruce Addington in form sufficient to permit registration of such shares in the name of the Buyer on the stock transfer books of ARI.

             (c)   (i)    The Larry Addington Purchase Price for the Initial
Larry Addington Shares shall be paid in full by the Buyer to Larry Addington at the Initial Closing on the Initial Closing Date and (ii) the Larry Addington Purchase Price for the Subsequent Larry Addington Shares shall be paid in full at the Subsequent Closing on the Subsequent Closing Date, in each case, by wire transfer of immediately available funds by the Buyer to Larry Addington (or as directed by Larry Addington) and Larry Addington shall deliver to the Buyer the certificate or certificates representing the Initial Larry Addington Shares or the Subsequent Larry Addington Shares, as the case may be, free and clear of all liens, claims and encumbrances, together with stock powers duly endorsed by Larry Addington in form sufficient to permit registration of such shares in the name of the Buyer on the stock transfer books of ARI.

             (d) Each adjustment to the Purchase Price, if any, becoming payable after the Initial Closing shall be paid to the Sellers in full on the date due by wire transfer of immediately available funds (or as otherwise directed by the Sellers).


                                      ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE ADDINGTON GROUP
             Section 2.01. Representations and Warranties of each of the
Sellers.
Each of the Sellers severally represents and warrants to the Buyer as follows:

             (a) Authority. Such Seller has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder, including to sell, transfer and assign to the Buyer his right, title and interest in and to his respective Shares. No further action on the part of such Seller is necessary to authorize this Agreement and the performance of the transactions contemplated herein. The Agreement has been duly executed and delivered by such Seller and, assuming due authorization, execution and delivery by the Buyer, constitutes the valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and to general principles of equitable relief (regardless of whether enforcement is sought in a proceeding at law or in equity).

             (b) No Conflict. Except as set forth in Schedule 2.01 hereto, neither the execution and delivery of this Agreement nor the performance of the transactions contemplated herein by such Seller will, with or without the giving of notice or the lapse of time or both, (i) conflict with or violate, or constitute a default or a breach under, or result in the acceleration or termination of (or entitle any person or entity to accelerate or terminate) any obligation under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any order, award, writ, decree, judgment or ruling to which such Seller is subject or to which any of the property of such Seller is bound, or result in the creation of any lien, security interest, pledge, charge, option, claim, mortgage, lease, easement, covenant or other restriction or encumbrance of any kind upon any of the assets of such Seller or the loss of any license or other contractual right with respect thereto, or (ii) contravene any law, rule or regulation applicable to such Seller or any of his assets.

             (c) Consents. There are no consents, approvals, declarations, notices, registrations, applications, filings, permits, licenses or authorizations required under any law, rule, regulation, agreement or instrument required for such Seller to consummate the sale of his respective Shares (other than such consents which have been obtained and are in full force and effect), other than with respect to the sale of shares at the Subsequent Closing as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"). This Agreement has been approved by the Board of Directors of ARI so as to render inapplicable to the Buyer the provisions of Section 203 of the Delaware General Corporation Law.

             (d) Title to the Shares. Except as set forth on Schedule 2.01 hereto, such Seller has good title, beneficially and of record, to his respective Shares listed free and clear of all security interests, liens, claims, options, encumbrances and other contractual restrictions of any kind (including with respect to the voting thereof). The transfer and delivery of such Shares by such Seller to the Buyer as contemplated by this Agreement will transfer good and marketable title to such Shares to the Buyer, free and clear of all security interests, liens, claims, options, encumbrances and other contractual restrictions of any kind (including with respect to the voting thereof).

             (e) Finders. Neither such Seller nor any party acting on its behalf has paid or become obligated to pay any fee, commission or other like payments to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.


                                      ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF THE BUYER

             Section 3.01.  Representations and Warranties of Buyer.   The
Buyer represents and warrants to the Sellers as follows:

             (a) Organization. The Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

             (b) Authority. The Buyer has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by the Buyer of this Agreement and the performance of the transactions contemplated herein have been duly authorized by the Buyer and no further action on the part of the Buyer is necessary to authorize this Agreement and the performance of the transactions contemplated herein. This Agreement has been duly executed and delivered by the Buyer and, assuming due authorization, execution and delivery by the Sellers, constitutes the valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and general principles of equitable relief (regardless or whether enforcement is sought in a proceeding at law or in equity).

             (c) No Conflict. Neither the execution and delivery of this Agreement nor the performance of the transactions contemplated hereby by the Buyer will, with or without the giving of notice or the lapse of time or both,
(i) conflict with or violate any of the provisions of the agreement of limited partnership of the Buyer, (ii) conflict with or violate, or constitute a default or a breach under, or result in the acceleration or termination of (or entitle any person or entity to accelerate or terminate) any obligation under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any order, award, writ, decree, judgment or ruling to which the Buyer is subject or to which any of its property is bound, or (iii) contravene any law, rule or regulation applicable to the Buyer.

             (d) Consents. There are no consents, approvals, declarations, notices, registrations, applications, filings, permits or licenses or authorizations required under any law, rule, regulation, agreement or instrument required for the Buyer to consummate the purchase of the Shares, other than with respect to the purchase of Shares at the Subsequent Closing, as required under the HSR Act.

             (e) Finders. Neither the Buyer nor any party acting on its behalf has paid or become obligated to pay any fee, commission or other like payments to an broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

             (f) Available Funds. The Buyer has all funds available to consummate the purchase of the Shares.

             (g) Qualified Institutional Buyer. The Buyer is a qualified institutional buyer, as such term is defined in Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), and acknowledges that the Sellers may rely on the exemption provided by Rule 144A under the Securities Act in connection with the sale of Shares contemplated hereby.

             (h) Investment Intent; Investigation. The Buyer is purchasing the Shares for its own account and not with a view to any resale or distribution, in whole or in part, in violation of the Securities Act, subject, nevertheless to an understanding that disposition of its property shall at all times be and remain within its control. The Buyer has conducted its own investigation of ARI and has had an opportunity to ask ARI management all questions relevant to its investment decision. The Buyer, in making its investment decision, is not relying on any representations or warranties of the Addington Group or any information provided by the Addington Group, except as expressly set forth herein.

             (i) Beneficial Ownership. The Buyer beneficially owns on the date hereof 955,285 shares of the outstanding ARI Common Stock (the "HPB Shares"). On the date of the Subsequent Closing, the Buyer, its general partners or limited partners will beneficially own the HPB Shares, the Initial Robert Addington Shares, the Initial Bruce Addington Shares and the Initial Larry Addington Shares.


                                      ARTICLE IV
                           CONDITIONS TO THE INITIAL CLOSING
             Section 4.01.  Obligation of the Buyer.  The obligation of the
Buyer to consummate the transactions contemplated by this Agreement at the Initial Closing shall be subject to the satisfaction of the Buyer of the following conditions (any or all of which may be waived in its sole discretion):

             (a) The Sellers' Warranties and Performance. The representations and warranties of each of the Sellers herein contained shall be true in all material respects as of and at the time of the Initial Closing; each of the Sellers shall have performed in all material respects all obligations and complied in all material respects with all covenants and other agreements, required of them by this Agreement to be performed or complied with by them at or prior to the Initial Closing Date.

             (b) No Actions. On the Initial Closing Date, there shall be no injunction, restraining order or decree of any nature of any governmental authority of competent jurisdiction that is in effect that has a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated by this Agreement.

             (c) Board of Directors. The Board of Directors of ARI shall have been reconstituted to consist of eight members, four of whom shall be current members of the Board of Directors and four of whom shall consist of persons not currently on the Board of Directors who shall be persons acceptable to Buyer, with Howard P. Berkowitz appointed as Chairman of the Board.

             (d) Board Resolutions. The Buyer shall have received a certified copy of a resolution of the Board of Directors of ARI (i) approving the purchase of the Shares pursuant to this Agreement and (ii) evidencing the actions contemplated by Section 4.01(c).

             Section 4.02. Obligation of the Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement at the Initial Closing shall be subject to the satisfaction of the Sellers of the following conditions (any or all of which may be waived at their discretion):

             (a) The Buyer's Warranties and Performance. The representations and warranties of the Buyer herein contained shall be true in all material respects as of and at the time of the Initial Closing; the Buyer shall have performed in all material respects all obligations and complied in all material respects with all covenants and other agreements required of it by this Agreement to be performed or complied with by it at or prior to the Initial Closing Date.

             (b) No Actions. On the Initial Closing Date, there shall be no injunction, restraining order or decree of any nature of any governmental authority of competent jurisdiction that is in effect that has a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated by this Agreement.

             (c) Qualified Institutional Buyer Certificate. The Buyer shall have delivered to the Sellers a certificate executed by its Managing Partner certifying that as of the Initial Closing Date, the Buyer is a qualified institutional buyer, as such term is defined in Rule 144A promulgated under the Securities Act, which certificate shall address the matters listed in paragraph (d)(1)(iv) of that Rule.

                                       ARTICLE V

                         CONDITIONS TO THE SUBSEQUENT CLOSING

             Section 5.01. Obligation of the Buyer. The obligation of the Buyer to consummate the transactions contemplated by this Agreement at the Subsequent Closing shall be subject to the satisfaction of the Buyer of the following conditions (any or all of which may be waived in its sole discretion):

             (a) The Sellers' Warranties and Performance. The representations and warranties of each of the Sellers herein contained shall be true in all material respects as of and at the time of the Subsequent Closing; each of the Sellers shall have performed in all material respects all obligations and complied in all material respects with all covenants and other agreements, required of him by this Agreement to be performed or complied with by him at or prior to the Subsequent Closing Date; and each Seller shall have delivered to the Buyer a certificate to such effect.

             (b) No Actions. On the Subsequent Closing Date, there shall be no injunction, restraining order or decree of any nature of any governmental authority of competent jurisdiction that is in effect that has a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated by this Agreement.

             (c) HSR Act. The applicable waiting period, together with any extensions thereof, under the HSR Act, shall have expired or been terminated.

             Section 5.02. Obligation of the Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement at the Subsequent Closing shall be subject to the satisfaction of the Sellers of the following conditions (any or all of which may be waived at their discretion):

             (a) The Buyer's Warranties and Performance. The representations and warranties of the Buyer herein contained shall be true in all material respects as of and at the time of the Subsequent Closing; the Buyer shall have performed in all material respects all obligations and complied in all material respects with all covenants and other agreements required of it by this Agreement to be performed or complied with by it at or prior to the Subsequent Closing Date; and the Buyer shall have delivered to the Sellers a certificate to such effect.

             (b) No Actions. On the Subsequent Closing Date, there shall be no injunction, restraining order or decree of any nature of any governmental authority of competent jurisdiction that is in effect that has a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated by this Agreement.

             (c) Qualified Institutional Buyer Certificate. The Buyer shall have delivered to the Sellers an updated certificate regarding the matters set forth in Section 4.02(c)

             (d) HSR Act. The applicable waiting period, together with any extension thereof, under the HSR Act, shall have expired or been terminated.


                                      ARTICLE VI

                                   OTHER AGREEMENTS

      Section 6.01. Regulatory Filings; Consents. The Sellers and the Buyer agree to cooperate and promptly (i) prepare and file with the Federal Trade Commission and the Department of Justice the Notification and Report Form for Certain Mergers and Acquisitions, as required under the HSR Act with respect to the sale and purchase of the Shares at the Subsequent Closing, (ii) prepare and file with the Securities and Exchange Commission and distribute to ARI stockholders a Schedule 14 F-1 and (iii) prepare and file a Proxy Statement for the 1995 Annual Meeting of Stockholders (or a special meeting in lieu thereof) promptly following the Subsequent Closing.

      Section 6.02. Covenants of the Addington Group. Provided that the purchases contemplated by Section 1.01(a) have been consummated on the Initial Closing Date, and so long as the Buyer is in compliance with Section 6.03 each member of the Addington Group agrees that:

      (a) if the number of Addington Designees (as hereinafter defined) specified in Section 6.03 are included as part of the management slate of nominees for the ARI Board of Directors, each member of the Addington Group shall vote all of his ARI Common Stock in favor of the management slate of nominees of the Board of Directors of ARI in each election of directors of ARI;

      (b) no member of the Addington Group shall, directly or indirectly, solicit, nor participate in the solicitation of, proxies or consents in opposition to the management slate of nominees to the Board of Directors of ARI provided it includes the number of Addington Designees specified in
Section 6.03), nor may they, directly or indirectly, solicit, nor participate in the solicitation of, proxies or consents to increase the representation of the Addington Group on the Board of Directors of ARI to a number of persons in excess of the number of Addington Designees contemplated in Section 6.03 (it being agreed that Robert Addington and Bruce Addington will not stand for re-election to the Board of Directors of ARI);

      (c) no member of the Addington Group shall, directly or indirectly, grant proxies for his shares of ARI Common Stock to third parties, other than to the Board of Directors of ARI, or to persons who agree in writing with Buyer to vote such shares consistent with the terms of this Agreement and except as may be required by lenders to whom such shares are pledged as collateral in accordance with 6.02(d)(vi);

      (d) no member of the Addington Group shall, directly or indirectly, offer, sell or transfer shares of ARI Common Stock, except (i) to another member of the Addington Group; (ii) pursuant to the volume limitations of Rule 144 of the Securities Act of 1933, as amended (whether or not then applicable as a matter of law); (iii) if such sale represents 2% or less of the then outstanding ARI Common Stock; provided, that ARI Common Stock sold by the Addington Group in a series of related transactions shall be aggregated for purposes of this clause (iii); (iv) pursuant to an underwritten public offering; (v) pursuant to a bona fide merger or tender offer in respect to the ARI Common Stock if such merger or tender offer has been approved or not opposed by the Board of Directors of ARI; (vi) up to an aggregate (with respect to all member of the Addington Group considered as a whole) of 2,500,000 shares of ARI Common Stock (excluding the Shares sold pursuant to this Agreement); (vii) pursuant to a bona fide pledge arrangement with one or more financial institutions and brokerage firms (and any resale by such institutions and firms pursuant to such pledge); and (viii) to any person who agrees to be bound by the provisions of this Section 6.02; and

      (e) promptly following the filing with the Securities and Exchange Commission and distribution to stockholders of the Schedule 14F-1, and the expiration of the waiting period with respect thereto, vote in favor of the appointment of an additional director designated by the Buyer to the Board of Directors of ARI.

      Section 6.03. Covenants of the Buyer. Provided that the purchases contemplated by Section 1.01(a) have been consummated on the Initial Closing Date, the Buyer agrees that it shall recommend inclusion in management's slate of nominees to the Board of Directors, and vote all of its ARI Common Stock in favor of, three persons designated by the Addington Group (one of whom shall be Larry Addington) in each election of directors of ARI (the "Addington Designees"); provided, that (x) Buyer shall not be obligated to recommend inclusion of, or to vote in favor of, (i) more than two Addington Designees if the Addington Group shall then beneficially own less than 3,000,000 shares of ARI Common Stock, (ii) more than one Addington Designee if the Addington Group shall then beneficially own less than 2,000,000 shares of ARI Common Stock or
(iii) any Addington Designee if the Addington Group shall then beneficially own less than 1,000,000 shares of ARI Common Stock and (y) provided, that the number of Addington Designees shall be increased in the event that the Board of Directors is increased to more than nine, so that the number of Addington Designees as to which this Section 6.03 applies represents that number of directors on the ARI Board of Directors that most closely approximates the percentage of the fully diluted ARI Common Stock beneficially owned by the Sellers.

      Section 6.04. Term. The covenants and agreements in 6.02 and 6.03 this Article V will continue in full force and effect until August 31, 1997.

      Section 6.05. Releases. Provided that the purchases contemplated by Section 1.01(a) have been consummated:

      (a) the Buyer for itself and its partners and its employees hereby (i) agrees not to commence litigation against any member of the Addington Group and agrees not to commence a shareholder derivative action on behalf of ARI against any member of the Addington Group and (ii) also releases the Addington Group and their heirs, executors, administrators and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, bills, contracts, controversies, agreements, promises, damages, claims, and demands whatsoever, in law or equity, which any of them have, ever had, or might have against any of the Addington Group (either individually or in any of their capacities in respect of ARI or its subsidiaries) in the case of either clause
(i) or (ii) by reason of any matter, up to the date of this Agreement; and

      (b) the Addington Group hereby releases the Buyer, its partners and employees and their respective successors and assigns (the "Buyer Group") from all actions, causes of action, suits, debts, dues, sums of money, accounts, bills, contracts, controversies, agreements, promises, damages, claims, and demands whatsoever, in law or equity, which against the Buyer Group, the Addington Group and its successors or assigns ever had, have or might have by reason of any matter, up to the date of this Agreement.


                                      ARTICLE VII

                               TERMINATION OF AGREEMENT

             Section 7.01. Termination. This Agreement may be terminated at any time:

             (a) by mutual written consent of the Addington Group, on the one hand, and the Buyer on the other hand; or

             (b) by either the Addington Group, on the one hand, or the Buyer, on the other hand, if the Subsequent Closing shall not have occurred on or before September 30, 1995 (or such later date as may be mutually agreed to in writing by the parties hereto); provided that no party that shall then be in breach of its obligations under this Agreement shall be entitled to terminate this Agreement pursuant to this Section 7.01(b); or

             (c) by the Addington Group, if the Buyer, its affiliates, general partners or limited partners dispose of 50% or more of the ARI Common Stock that they will beneficially own immediately after the Subsequent Closing; or

             (d) by the Addington Group, at any time any member of the Buyer Group violates Section 6.05 of this Agreement.

             Section 7.02. Automatic Termination. This Agreement shall automatically terminate on August 31, 1997.

             Section 7.03. Effect of Termination. Upon termination of this Agreement pursuant to Section 7.01 or Section 7.02 hereof, this Agreement and the parties' obligations hereunder shall become null and void and have no further force or effect; provided, that nothing herein shall relieve any party from liability for its willful breach of this Agreement; and provided, further, that the obligations set forth in Section 6.05 shall survive the termination of this Agreement.


                                     ARTICLE VIII
                                     MISCELLANEOUS
             Section 8.01 Survival of Representations and Warranties. All representations, warranties and agreements in this Agreement shall survive each of the Initial Closing and the Subsequent Closing.

             Section 8.02 Expenses. All fees, commissions and other expenses incurred by any party hereto in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including the fees and expenses of their respective counsel, shall be borne by the party incurring such fee or expense.

             Section 8.03 Notices. Any notice or other communication required or that may be given hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered, or express mail, postage prepaid, to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally, telecopied or if mailed, three days after the date of mailing, as follows:

                       (i)     if to Robert Addington:

                               c/o Addington Resources, Inc.
                               Route 180
                               Big Run Road
                               Ashland, Kentucky  41101
                               Telephone:  (606) 928-3433
                               Telecopier: (606) 928-0450

                      (ii)     if to Bruce Addington:

                               c/o Addington Resources, Inc.
                               Route 180
                               Big Run Road
                               Ashland, Kentucky  41101
                               Telephone:  (606) 928-3433
                               Telecopier: (606) 928-0450

                     (iii)     if to Larry Addington:

                               c/o Addington Resources, Inc.
                               Route 180
                               Big Run Road
                               Ashland, Kentucky  41101
                               Telephone:  (606) 928-3433
                               Telecopier: (606) 928-0450

                      (iv)     if to HPB Associates, L.P.:

                               HPB Associates, L.P.
                               888 Seventh Avenue
                               New York, NY  10106
                               Attention:  Howard P. Berkowitz

                               Telephone:  (212) 664-0990
                               Telecopier: (212) 757-0577

             Section 8.04 Entire Agreement. This Agreement (together with any exhibits and schedules hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior contracts, agreements, undertakings and understandings, express or implied, written or oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

             Section 8.05 Waivers and Amendments. This Agreement may be amended or modified and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

             Section 8.06 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with and subject to, the laws of the State of Delaware, without regard to principles of conflicts of laws.

             Section 8.07 Benefit; Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement may not be assigned by the Buyer without the express written consent of the Addington Group (provided, that the Buyer may assign a portion of its rights to purchase Shares to its affiliates, general partners or limited partners, but no such assignment shall relieve the Buyer from any of its obligations hereunder), and may not be assigned by any party without the express written consent of all other parties.

             Section 8.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

             Section 8.09 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                            HPB ASSOCIATES, L.P.

                                            By:    /s/ Howard P. Berkowitz

                                                 Name:  Howard P. Berkowitz
                                                 Title: Managing General
Partner



                                            /s/ Robert Addington
                                            Robert Addington


                                            /s/ Bruce Addington
                                            Bruce Addington

                                            /s/ Larry Addington
                                            Larry Addington